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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 1999, on our audits of the consolidated financial statement and financial statement schedules of American International Group, Inc. and subsidiaries for the three years ended December 31, 1998 included in its Current Report on Form 8-K, dated June 3, 1999, as amended.


                                              PricewaterhouseCoopers LLP



New York, New York
August 10, 1999